EXHIBIT 99.1

Contact:
BSQUARE Corporation
Scott Mahan, CFO
(425) 519-5900
investorrelations@bsquare.com

BSQUARE Begins Board Search

BELLEVUE, WA, November 8, 2004 – BSQUARE Corporation (Nasdaq: BSQR) today announced that William L. Larson has resigned from the BSQUARE Board of Directors. Mr. Larson has been a director of the Company since September 1998.

“I have greatly enjoyed my tenure on the BSQUARE board, but time commitments and other factors have placed increasing pressure on me,” said Mr. Larson. “I would not be making this difficult decision if the company were not in great hands, both at the management and board level. BSQUARE has made tremendous progress in its reengineering efforts, as can be seen from its recently announced quarterly results, and I am optimistic about the company’s future.”

Don Bibeault, chairman of BSQUARE’s board, added, “On behalf of all the directors, I want to thank Bill for all his contributions during his many years on the BSQUARE board. His experience and guidance have played an important role in BSQUARE’s accomplishments.” BSQUARE’s directors have commenced a search for an independent director to fill Mr. Larson’s vacancy.

About BSQUARE

BSQUARE is a leading global provider of software, engineering services and consulting for the smart device market. Since 1994, BSQUARE has provided world-class device makers with the building blocks necessary to design, develop, and test innovative products quickly and cost effectively. A sample of BSQUARE customers includes Motorola, Hewlett-Packard, Texas Instruments, NEC, HTC, Microsoft and others. BSQUARE is one of Microsoft’s largest value-added partners worldwide for Windows Embedded software, a Gold-level Systems Integrator of the year and a leading Windows Mobile solutions provider for Smartphone and Pocket PC. BSQUARE is a Texas Instruments-licensed Independent OMAP™ (Open Multimedia Application Platform) Technology Center. The company’s SDIO Now! technology has been adopted by over 75 top-tier smart device makers. For more information, visit BSQUARE at www.bsquare.com or call 888-820-4500.

     BSQUARE is a registered trademark of BSQUARE Corporation. All other product and company names herein may be trademarks of their respective owners.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to our projected financial results and proprietary products strategy. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Our forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially from those projected. Factors that could affect our actual results include a decline in the market for our products, technology licenses and services; a decline in the market for Windows-based or other smart devices or the failure of this market to develop as anticipated; adverse changes in macro-economic conditions; our ability to successfully implement, execute and make adjustments in our business strategy, business model or product offerings to meet the needs of our current, new and potential customers; risks associated with the effects of our restructurings; our ability to successfully support our operations; competition; and intellectual property risks. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in BSQUARE’s Annual Report on Form 10-K for the year ended December 31, 2003 in the section entitled “Risk Factors” and in our subsequent Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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